Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS SECOND QUARTER RESULTS

Newton, Kansas, Thursday, October 8, 2020…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2021 fiscal year second quarter ended August 30, 2020. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, current costs relating to the sale of the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated.

The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/2ozuh39n at 11:00 a.m. EDT today. The presentation materials will also be available at approximately 9:00 a.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $9,250,000 for the 2021 fiscal year second quarter ended August 30, 2020 compared to $13,723,000 for the 2019 fiscal year second quarter ended September 1, 2019 and $12,213,000 for the 2021 fiscal year first quarter ended May 31, 2020. Park’s net sales from continuing operations for the six months ended August 30, 2020 were $21,463,000 compared to $28,673,000 for the six months ended September 1, 2019. Net earnings from continuing operations for the 2021 fiscal year second quarter were $1,151,000 compared to $2,052,000 for the 2020 fiscal year second quarter and $1,972,000 for the 2021 fiscal year first quarter. Net earnings from continuing operations were $3,123,000 for the current year’s first six months compared to $4,766,000 for last year’s first six months.

EBITDA from continuing operations for the 2021 fiscal year second quarter was $1,418,000 compared to $2,406,000 for the 2020 fiscal year second quarter and $2,364,000 for the 2021 fiscal year first quarter.

For the six months ended August 30, 2020, Park reported net earnings from continuing operations before special items of $3,123,000 compared to $4,910,000 for last fiscal year’s first six months. In the 2020 fiscal year’s first six months, the Company recorded a one-time tax charge of $144,000 for the write down of deferred tax assets for stock option expirations pertaining to employees who transferred to AGC Inc. in connection with the sale of the Electronics Business. EBITDA from continuing operations for the current year’s first six months was $3,782,000 compared to $5,779,000 for last year’s first six months.

Park reported basic and diluted earnings per share from continuing operations of $0.06 for the 2021 fiscal year second quarter compared to $0.10 for the 2020 fiscal year second quarter and $0.10 for the 2021 fiscal year first quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.15 for the 2021 fiscal year’s first six months compared to $0.23 for the 2020 fiscal year’s first six months. Basic and diluted earnings per share from continuing operations before special items were $0.15 for the 2021 fiscal year’s first six months compared to $0.24 for the 2020 fiscal year’s first six months.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada, and (765) 507-2654 in other countries. The required passcode for attendance by phone is 8867788.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, October 14, 2020. The conference call replay will be available at https://edge.media-server.com/mmc/p/2ozuh39n and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (855) 859-2056 in the United States and Canada, and (404) 537-3406 in other countries. The required passcode for accessing the replay by phone is 8867788.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as one-time tax charge and EBITDA. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. These materials include lightning strike protection materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended
	August 30,	September 1,	May 31,	August 30,	September 1,
	2020	2019	2020	2020	2019
Sales	$9,250	$13,723	$12,213	$21,463	$28,673

Net Earnings before Special Items[1]	$1,151	$2,052	$1,972	$3,123	$4,910
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	-	-	-	-	(144)
Net Earnings from Continuing Operations	$1,151	$2,052	$1,972	$3,123	$4,766

(Loss) Earnings from Discontinued Operations, Net of Tax	$(197)	$83	$(15)	$(212)	$(44)

Net Earnings	$954	$2,135	$1,957	$2,911	$4,722

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.06	$0.10	$0.10	$0.15	$0.24
Special Items:
Tax Impact of Cancelled Stock Options	-	-	-	-	(0.01)
Basic Earnings per Share from Continuing Operations	$0.06	$0.10	$0.10	$0.15	$0.23

Basic Loss per Share from Discontinued Operations	(0.01)	-	-	(0.01)	-

Basic Earnings per Share	$0.05	$0.10	$0.10	$0.14	$0.23

Diluted Earnings before Special Items[1]	$0.06	$0.10	$0.10	$0.15	$0.24
Special Items:
Tax Impact of Cancelled Stock Options	-	-	-	-	(0.01)
Diluted Earnings per Share from Continuing Operations	$0.06	$0.10	$0.10	$0.15	$0.23

Diluted Loss per Share from Discontinued Operations	(0.01)	-	-	(0.01)	-

Diluted Earnings per Share	$0.05	$0.10	$0.10	$0.14	$0.23

Weighted Average Shares Outstanding:
Basic	20,381	20,499	20,402	20,392	20,495
Diluted	20,433	20,601	20,460	20,447	20,593

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	August 30, 2020	March 1, 2020
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$118,690	$122,355
Accounts Receivable, Net	7,270	10,925
Inventories	5,103	6,379
Prepaid Expenses and Other Current Assets	3,783	5,535
Total Current Assets	134,846	145,194

Fixed Assets, Net	19,479	16,100
Operating Right-of-use Assets	341	420
Other Assets	10,057	10,072
Total Assets	$164,723	$171,786

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$1,899	$4,735
Accrued Liabilities	1,408	1,709
Operating Lease Liability	132	152
Income Taxes Payable	2,641	2,111
Total Current Liabilities	6,080	8,707

Long-term Operating Lease Liability	221	268
Non-current Income Taxes Payable	14,303	15,986
Deferred Income Taxes	738	834
Other Liabilities	4,421	4,316
Total Liabilities	25,763	30,111

Shareholders’ Equity	138,960	141,675

Total Liabilities and Shareholders' Equity	$164,723	$171,786

Additional information
Equity per Share	$6.82	$6.90

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended

	August 30, 2020	September 1, 2019	May 31, 2020	August 30, 2020	September 1, 2019

Net Sales	$9,250	$13,723	$12,213	$21,463	$28,673

Cost of Sales	6,612	9,910	8,539	15,151	20,056

Gross Profit	2,638	3,813	3,674	6,312	8,617
% of net sales	28.5%	27.8%	30.1%	29.4%	30.1%

Selling, General & Administrative Expenses	1,552	1,914	1,630	3,182	3,836
% of net sales	16.8%	13.9%	13.3%	14.8%	13.4%

Earnings from Continuing Operations	1,086	1,899	2,044	3,130	4,781

Interest and Other Income:
Interest Income	525	863	656	1,181	1,811
% of net sales	5.7%	6.3%	5.4%	5.5%	6.3%

Earnings from Continuing Operations before Income Taxes	1,611	2,762	2,700	4,311	6,592

Income Tax Provision	460	710	728	1,188	1,826

Net Earnings from Continuing Operations	1,151	2,052	1,972	3,123	4,766
% of net sales	12.4%	15.0%	16.1%	14.6%	16.6%

(Loss) Earnings from Discontinued Operations, Net of Tax	(197)	83	(15)	(212)	(44)

Net Earnings	$954	$2,135	$1,957	$2,911	$4,722
% of net sales	10.3%	15.6%	16.0%	13.6%	16.5%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended August 30, 2020			13 Weeks Ended September 1, 2019			13 Weeks Ended May 31, 2020
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Earnings from Continuing Operations	1,086	-	1,086	1,899	-	1,899	2,044	-	2,044
% of net sales	11.7%		11.7%	13.8%		13.8%	16.7%		16.7%

Interest Income	525	-	525	863	-	863	656	-	656
% of net sales	5.7%		5.7%	6.3%		6.3%	5.4%		5.4%

Earnings from Continuing Operations before Income Taxes	1,611	-	1,611	2,762	-	2,762	2,700	-	2,700
% of net sales	17.4%		17.4%	20.1%		20.1%	22.1%		22.1%

Income Tax Provision	460	-	460	710	-	710	728	-	728
Effective Tax Rate	28.6%		28.6%	25.7%		25.7%	27.0%		27.0%

Net Earnings from Continuing Operations	1,151	-	1,151	2,052	-	2,052	1,972	-	1,972
% of net sales	12.4%		12.4%	15.0%		15.0%	16.1%		16.1%

(Loss) Earnings from Discontinued Operations	(197)	-	(197)	83	-	83	(15)	-	(15)
% of net sales	-2.1%		-2.1%	0.6%		0.6%	-0.1%		-0.1%

Net Earnings	954	-	954	2,135	-	2,135	1,957	-	1,957
% of net sales	10.3%		10.3%	15.6%		15.6%	16.0%		16.0%

Earnings from Continuing Operations			1,086			1,899			2,044
Addback non-cash expenses:
Depreciation			282			366			277
Stock Option Expense			50			141			43
EBITDA			1,418			2,406			2,364

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	26 Weeks Ended August 30, 2020			26 Weeks Ended September 1, 2019
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Earnings from Continuing Operations	3,130	-	3,130	4,781	-	4,781
% of net sales	14.6%		14.6%	16.7%		16.7%

Interest Income	1,181	-	1,181	1,811	-	1,811
% of net sales	5.5%		5.5%	6.3%		6.3%

Earnings from Continuing Operations before Income Taxes	4,311	-	4,311	6,592	-	6,592
% of net sales	20.1%		20.1%	23.0%		23.0%

Income Tax Provision	1,188	-	1,188	1,826	(144)	1,682
Effective Tax Rate	27.6%		27.6%	27.7%		25.5%

Net Earnings from Continuing Operations	3,123	-	3,123	4,766	144	4,910
% of net sales	14.6%		14.6%	16.6%		17.1%

Loss from Discontinued Operations	(212)	-	(212)	(44)	-	(44)
% of net sales	-1.0%		-1.0%	-0.2%		-0.2%

Net Earnings	2,911	-	2,911	4,722	144	4,866
% of net sales	13.6%		13.6%	16.5%		17.0%

Earnings from Operations			3,130			4,781
Addback non-cash expenses:
Depreciation			559			733
Stock Option Expense			93			265
EBITDA			3,782			5,779